Exhibit 99.1

NetApp Reports First Quarter Fiscal Year 2019 Results

Net Revenues of $1.47 Billion Grew 12% Year-over-Year

•	Product revenue grew 20% year-over-year
•	All-flash array annualized net revenue run rate of $2.2 billion increased 50% year-over-year
•	Free cash flow was 18% of revenue and increased 22% year-over-year
•	$605 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—August 15, 2018—NetApp (NASDAQ: NTAP) today reported financial results for the first quarter of fiscal year 2019, which ended July 27, 2018.

“We delivered a very strong first quarter with revenue, gross margin, operating margin, and earnings per share all above our guidance. In Q1, we introduced substantial innovation across our portfolio, expanding our industry-leading cloud data services and introducing new partnerships, products and solutions to help data-driven organizations thrive,” said George Kurian, chief executive officer. “Enterprises are signaling strong confidence in NetApp by making long-term investments to enable the NetAppTM Data Fabric across their entire enterprise.”

First Quarter Fiscal Year 2019 Financial Results

•	Net Revenues: $1.47 billion, increased 12% year-over-year from $1.32 billion* in the first quarter of fiscal 2018
•

Net Income: GAAP net income of $283 million, compared to GAAP net income of $131 million* in the first quarter of fiscal 2018; non-GAAP net income[1] of $281 million, compared to non-GAAP net income of $166 million* in the first quarter of fiscal 2018

•

Earnings per Share: GAAP earnings per share[2] of $1.05 compared to GAAP earnings per share of $0.47* in the first quarter of fiscal 2018; non-GAAP earnings per share of $1.04, compared to non-GAAP earnings per share of $0.60* in the first quarter of fiscal 2018

•	Cash, Cash Equivalents and Investments: $4.8 billion at the end of the first quarter of fiscal 2019
•	Cash from Operations: $326 million, compared to $250 million in the first quarter of fiscal 2018
•	Share Repurchase and Dividend: Returned $605 million to shareholders through share repurchases and cash dividends

* In the first quarter of fiscal 2019, NetApp adopted Revenue from Contracts with Customers (ASC 606), a new accounting standard which establishes a comprehensive new revenue recognition model designed to depict the transfer of goods or services to a customer in an amount that reflects the consideration the entity expects to receive in exchange for those goods or services. The full retrospective method of adoption was employed. Accordingly, NetApp’s condensed consolidated balance sheet as of April 27, 2018, condensed consolidated statements of operations and cash flows for all prior periods presented, and all related financial statement metrics included herein, have been restated to conform to the new rules. The adoption of the standard had no impact to cash provided by or used in operating, investing or financing activities as presented on the condensed consolidated statement of cash flows.

Second Quarter Fiscal Year 2019 Financial Outlook

The Company provided the following financial guidance for the second quarter of fiscal year 2019:

•	Net revenues are expected to be in the range of $1.450 billion to $1.550 billion

	GAAP	Non-GAAP
•Earnings per share is expected to be in the range of:	$0.79-$0.85	$0.94-$1.00

Dividend

Next cash dividend of $0.40 per share to be paid on October 24, 2018, to shareholders of record as of the close of business on October 5, 2018.

First Quarter Fiscal Year 2019 Business Highlights

NetApp Expands the Industry's Most Complete Cloud Data Services

-

Azure NetApp Files is now available in public preview. Jointly developed by Microsoft and NetApp, Azure NetApp Files is a native Azure service powered by NetApp’s leading ONTAP technology and storage expertise.

-	NetApp announced NetApp Cloud Volumes Services for Google Cloud Platform offering customers a fully-managed, cloud-native file storage service that is integrated with Google Cloud Platform.

New Products and Solutions that will Help Data-Driven Organizations Thrive

-

NetApp introduced the AFF A800 array, a high performance, cloud-connected flash system to power artificial intelligence and compute-intensive applications. The NetApp AFF A800 is the first available end-to-end NVMe enterprise grade all flash array and boasts the industry’s first support of 30TB solid state drives.

-

The latest update to our flagship NetApp ONTAPTM 9 software includes enhancements to FabricPool and improves hybrid cloud data tiering and adds support for Microsoft Azure. ONTAP will automatically move inactive data to a lower-cost storage tier to save money and bring data back when needed.

-	NetApp Active IQTM technology provides new cloud-based analytics for all NetApp systems that predicts future performance needs and identifies unprotected data to optimize operations.
-

NetApp StorageGRID object-based storage solution now provides superior next-generation, cloud-architected infrastructure for financial and personal data retention compliance as one integrated resource across public and private clouds.

Cisco and NetApp Simplify the Delivery of Cloud Infrastructure and Industry-Specific Applications

-

The new Managed Private Cloud solution built on FlexPodTM enables customers to realize a cloud-like, As-a-Service model for their on-premises IT with remote management, securing critical customer data and advancing cloud-capabilities for both partners and their customers.

-

New FlexPod industry solutions provide a proven platform to quickly deploy key applications across industries that are challenged by the increasingly diverse, dynamic and distributed nature of data. The initial industry solution, FlexPod Datacenter for Epic HER, simplifies IT infrastructure for healthcare customers, helping them move faster and improve patient care.

Recognition for Industry Leading Products

-

NetApp all-flash array technology was recognized as a Leader in Gartner’s 2018 Magic Quadrant for Solid-State Arrays.[3] NetApp has improved its position in the Leaders Quadrant with a higher rating for its ability to execute.

-

NetApp StorageGRID named a Leader in IDC’s MarketScape for Object-Based Storage.[4] IDC recognizes the strength of applying StorageGRID capabilities across our broader NetApp portfolio, and specifically praises a few capabilities in the report, including integration with NetApp FabricPool technology.

-

According to a new Storage Performance Council SPC-1 Result,[5] tests of the AFF A800 system places it as number 1 overall in terms of SPC-1 Response Time and makes it the top-performing enterprise all-flash array among the industry’s leading storage providers. The AFF A800 is also in the top 4 on the SPC-1 Performance list. The SPC-1 tests of the AFF A800 were conducted with compression and deduplication enabled, just as they would be under real-world conditions.

Webcast and Conference Call Information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, visit the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will also be available on the website after 4:00 p.m. Pacific Time today.

About NetApp

NetApp is the data authority for hybrid cloud. We provide a full range of hybrid cloud data services that simplify management of applications and data across cloud and on-premises environments to accelerate digital transformation. Together with our partners, we empower global organizations to unleash the full potential of their data to expand customer touchpoints, foster greater innovation, and optimize their operations. For more information, visit www.netapp.com. #DataDriven

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made under the Second Quarter Fiscal Year 2019 Financial Outlook section and statements about enterprise customers making long term investments in the NetApp Data Fabric. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, general global political, macroeconomic and market conditions, changes in U.S. government spending, revenue seasonality and matters specific to our business, such as our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our Data Fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted report on 10-K. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp and the NetApp logo and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. Other company and product names may be trademarks of their respective owners.

Footnotes

1Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale of properties, and (h) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

2GAAP earnings per share and non-GAAP earnings per share are calculated using the diluted number of shares.

3Leader in Gartner’s 2018 Magic Quadrant for Solid-State Arrays, Gartner Magic Quadrant for Solid-State Arrays, by Valdis Filks, John Monroe, Joseph Unsworth, Santhosh Rao, July 23, 2018

4Leader in IDC’s MarketScape for Object-Based Storage, “IDC MarketScape: Worldwide Object-Based Storage 2016 Vendor Assessment,” by Amita Potnis, June 2018. IDC #US42665518

5Storage Performance Council SPC-1 Result, http://spcresults.org/benchmarks/results/spc1-spc1e#A32007

NetApp Usage of Non-GAAP Financial Information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate and free cash flow, and historical and projected non-GAAP earnings per diluted share.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations. NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale of properties. These are gains/losses from the sale of our properties. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual properties from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	July 27, 2018	April 27, 2018

ASSETS

Current assets:
Cash, cash equivalents and investments	$4,811	$5,391
Accounts receivable	616	1,047
Inventories	97	122
Other current assets	329	392
Total current assets	5,853	6,952

Property and equipment, net	768	756
Goodwill and purchased intangible assets, net	1,820	1,833
Other non-current assets	464	450
Total assets	$8,905	$9,991

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$425	$609
Accrued expenses	592	825
Commercial paper notes	200	385
Short-term deferred revenue and financed unearned services revenue	1,623	1,712
Total current liabilities	2,840	3,531
Long-term debt	1,542	1,541
Other long-term liabilities	964	992
Long-term deferred revenue and financed unearned services revenue	1,637	1,651
Total liabilities	6,983	7,715

Stockholders' equity	1,922	2,276
Total liabilities and stockholders' equity	$8,905	$9,991

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended
	July 27, 2018	July 28, 2017

Revenues:
Product	$875	$727
Software maintenance	229	223
Hardware maintenance and other services	370	371
Net revenues	1,474	1,321

Cost of revenues:
Cost of product	398	376
Cost of software maintenance	7	7
Cost of hardware maintenance and other services	106	114
Total cost of revenues	511	497
Gross profit	963	824

Operating expenses:
Sales and marketing	409	423
Research and development	208	193
General and administrative	73	68
Restructuring charges	19	—
Total operating expenses	709	684

Income from operations	254	140

Other income, net	18	5

Income before income taxes	272	145

Provision (benefit) for income taxes	(11)	14

Net income	$283	$131

Net income per share:
Basic	$1.08	$0.49

Diluted	$1.05	$0.47

Shares used in net income per share calculations:
Basic	262	270

Diluted	269	278

Cash dividends declared per share	$0.40	$0.20

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended
	July 27, 2018	July 28, 2017
Cash flows from operating activities:
Net income	$283	$131
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	51
Stock-based compensation	40	48
Deferred income taxes	(26)	—
Other items, net	8	5
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	423	226
Inventories	25	24
Accounts payable	(177)	(58)
Accrued expenses	(221)	(135)
Deferred revenue and financed unearned services revenue	(87)	(102)
Long-term taxes payable	5	—
Changes in other operating assets and liabilities, net	4	60
Net cash provided by operating activities	326	250
Cash flows from investing activities:
Redemptions of investments, net	248	112
Purchases of property and equipment	(64)	(36)
Acquisitions of businesses, net of cash acquired	—	(24)
Other investing activities, net	2	1
Net cash provided by investing activities	186	53
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	63	48
Payments for taxes related to net share settlement of stock awards	(84)	(57)
Repurchase of common stock	(500)	(150)
Proceeds from (repayments of) commercial paper notes, net	(185)	394
Dividends paid	(105)	(54)
Other financing activities, net	(1)	—
Net cash provided by (used in) financing activities	(812)	181

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	19

Net increase (decrease) in cash, cash equivalents and restricted cash	(314)	503
Cash, cash equivalents and restricted cash:
Beginning of period	2,947	2,450
End of period	$2,633	$2,953

SELECTED CONDENSED CONSOLIDATED BALANCE SHEET LINE ITEMS

(In millions)

(Unaudited)

	As of April 27, 2018

	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted
ASSETS
Accounts receivable	$1,009	$38	$1,047
Inventories	126	(4)	122
Other current assets	330	62	392
Other non-current assets	420	30	450

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term deferred revenue and financed unearned services revenue	$1,804	$(92)	$1,712
Other long-term liabilities	961	31	992
Long-term deferred revenue and financed unearned services revenue	1,673	(22)	1,651
Total stockholders' equity	2,067	209	2,276

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended July 28, 2017
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$723	$4	$727
Software maintenance	234	(11)	223
Hardware maintenance and other services	368	3	371
Net revenues	1,325	(4)	1,321

Cost of revenues:
Cost of product	371	5	376
Cost of software maintenance	7	—	7
Cost of hardware maintenance and other services	113	1	114
Total cost of revenues	491	6	497
Gross profit	834	(10)	824

Operating expenses:
Sales and marketing	425	(2)	423
Research and development	193	—	193
General and administrative	68	—	68
Total operating expenses	686	(2)	684

Income from operations	148	(8)	140

Other income, net	5	—	5

Income before income taxes	153	(8)	145

Provision for income taxes	17	(3)	14

Net income	$136	$(5)	$131

Net income per share:
Basic	$0.50	$(0.01)	$0.49

Diluted	$0.49	$(0.02)	$0.47

Shares used in net income per share calculations:
Basic	270	270	270

Diluted	278	278	278

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended October 27, 2017
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$807	$12	$819
Software maintenance	240	(16)	224
Hardware maintenance and other services	375	(3)	372
Net revenues	1,422	(7)	1,415

Cost of revenues:
Cost of product	399	(2)	397
Cost of software maintenance	6	—	6
Cost of hardware maintenance and other services	115	(3)	112
Total cost of revenues	520	(5)	515
Gross profit	902	(2)	900

Operating expenses:
Sales and marketing	420	1	421
Research and development	194	—	194
General and administrative	69	—	69
Total operating expenses	683	1	684

Income from operations	219	(3)	216

Other income, net	6	—	6

Income before income taxes	225	(3)	222

Provision for income taxes	50	(2)	48

Net income	$175	$(1)	$174

Net income per share:
Basic	$0.65	$—	$0.65

Diluted	$0.64	$(0.01)	$0.63

Shares used in net income per share calculations:
Basic	269	269	269

Diluted	275	275	275

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended January 26, 2018
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$920	$32	$952
Software maintenance	237	(16)	221
Hardware maintenance and other services	366	—	366
Net revenues	1,523	16	1,539

Cost of revenues:
Cost of product	468	1	469
Cost of software maintenance	6	—	6
Cost of hardware maintenance and other services	108	—	108
Total cost of revenues	582	1	583
Gross profit	941	15	956

Operating expenses:
Sales and marketing	423	(4)	419
Research and development	193	—	193
General and administrative	72	—	72
Gain on sale of properties	(218)	—	(218)
Total operating expenses	470	(4)	466

Income from operations	471	19	490

Other income, net	14	—	14

Income before income taxes	485	19	504

Provision for income taxes	991	(8)	983

Net loss	$(506)	$27	$(479)

Net loss per share:
Basic	$(1.89)	$0.10	$(1.79)

Diluted	$(1.89)	$0.10	$(1.79)

Shares used in net loss per share calculations:
Basic	268	268	268

Diluted	268	268	268

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended April 27, 2018
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$1,011	$16	$1,027
Software maintenance	247	(13)	234
Hardware maintenance and other services	383	—	383
Net revenues	1,641	3	1,644

Cost of revenues:
Cost of product	500	(4)	496
Cost of software maintenance	6	—	6
Cost of hardware maintenance and other services	113	—	113
Total cost of revenues	619	(4)	615
Gross profit	1,022	7	1,029

Operating expenses:
Sales and marketing	461	(18)	443
Research and development	203	—	203
General and administrative	71	—	71
Total operating expenses	735	(18)	717

Income from operations	287	25	312

Other income, net	16	—	16

Income before income taxes	303	25	328

Provision for income taxes	32	6	38

Net income	$271	$19	$290

Net income per share:
Basic	$1.02	$0.07	$1.09

Diluted	$0.99	$0.07	$1.06

Shares used in net income per share calculations:
Basic	265	265	265

Diluted	273	273	273

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Year Ended April 27, 2018
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$3,461	$64	$3,525
Software maintenance	958	(56)	902
Hardware maintenance and other services	1,492	—	1,492
Net revenues	5,911	8	5,919

Cost of revenues:
Cost of product	1,738	—	1,738
Cost of software maintenance	25	—	25
Cost of hardware maintenance and other services	449	(2)	447
Total cost of revenues	2,212	(2)	2,210
Gross profit	3,699	10	3,709

Operating expenses:
Sales and marketing	1,729	(23)	1,706
Research and development	783	—	783
General and administrative	280	—	280
Gain on sale of properties	(218)	—	(218)
Total operating expenses	2,574	(23)	2,551

Income from operations	1,125	33	1,158

Other income (expense), net	41	—	41

Income before income taxes	1,166	33	1,199

Provision for income taxes	1,090	(7)	1,083

Net income	$76	$40	$116

Net income per share:
Basic	$0.28	$0.15	$0.43

Diluted	$0.28	$0.14	$0.42

Shares used in net income per share calculations:
Basic	268	268	268

Diluted	276	276	276

NETAPP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Year Ended April 28, 2017
	As Previously Reported	Impact of ASC 606 Adoption	As Adjusted

Revenues:
Product	$3,006	$54	$3,060
Software maintenance	965	(60)	905
Hardware maintenance and other services	1,548	(22)	1,526
Net revenues	5,519	(28)	5,491

Cost of revenues:
Cost of product	1,614	(2)	1,612
Cost of software maintenance	28	—	28
Cost of hardware maintenance and other services	487	—	487
Total cost of revenues	2,129	(2)	2,127
Gross profit	3,390	(26)	3,364

Operating expenses:
Sales and marketing	1,633	18	1,651
Research and development	779	—	779
General and administrative	271	—	271
Restructuring charges	52	—	52
Gain on sale of properties	(10)	—	(10)
Total operating expenses	2,725	18	2,743

Income from operations	665	(44)	621

Other income (expense), net	—	—	—

Income before income taxes	665	(44)	621

Provision for income taxes	156	(16)	140

Net income	$509	$(28)	$481

Net income per share:
Basic	$1.85	$(0.10)	$1.75

Diluted	$1.81	$(0.10)	$1.71

Shares used in net income per share calculations:
Basic	275	275	275

Diluted	281	281	281

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DIO, DPO, CCC and Inventory Turns)
(Unaudited)

	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18	FY 2018	FY 2017

Revenues
Product	$875	$1,027	$952	$819	$727	$3,525	$3,060
Strategic	$612	$747	$657	$566	$498	$2,468	$2,000
Mature	$263	$280	$295	$253	$229	$1,057	$1,060
Software Maintenance	$229	$234	$221	$224	$223	$902	$905
Hardware Maintenance and Other Services	$370	$383	$366	$372	$371	$1,492	$1,526
Hardware Maintenance Support Contracts	$303	$310	$300	$306	$298	$1,214	$1,258
Professional and Other Services	$67	$73	$66	$66	$73	$278	$268
Net Revenues	$1,474	$1,644	$1,539	$1,415	$1,321	$5,919	$5,491

Geographic Mix
	% of Q1 FY'19 Revenue	% of Q4 FY'18 Revenue	% of Q3 FY'18 Revenue	% of Q2 FY'18 Revenue	% of Q1 FY'18 Revenue	% of FY 2018 Revenue	% of FY 2017 Revenue
Americas	57%	54%	53%	56%	55%	54%	55%
Americas Commercial	46%	42%	43%	40%	42%	41%	42%
U.S. Public Sector	11%	12%	10%	16%	13%	13%	13%
EMEA	29%	33%	33%	30%	30%	32%	32%
Asia Pacific	14%	13%	14%	14%	15%	14%	13%

Pathways Mix
	% of Q1 FY'19 Revenue	% of Q4 FY'18 Revenue	% of Q3 FY'18 Revenue	% of Q2 FY'18 Revenue	% of Q1 FY'18 Revenue	% of FY 2018 Revenue	% of FY 2017 Revenue
Direct	29%	21%	22%	22%	20%	21%	22%
Indirect	71%	79%	78%	78%	80%	79%	78%

Non-GAAP Gross Margins
	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18	FY 2018	FY 2017
Non-GAAP Gross Margin	66.2%	63.3%	63.0%	64.5%	63.3%	63.5%	62.1%
Product	55.7%	52.7%	51.8%	52.7%	49.5%	51.8%	48.4%
Software Maintenance	96.9%	97.4%	97.3%	97.3%	96.9%	97.2%	96.9%
Hardware Maintenance and Other Services	72.2%	71.0%	71.3%	70.4%	70.1%	70.7%	68.9%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate
	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18	FY 2018	FY 2017
Non-GAAP Income from Operations	$326	$360	$329	$269	$201	$1,159	$906
% of Net Revenues	22.1%	21.9%	21.4%	19.0%	15.2%	19.6%	16.5%
Non-GAAP Income before Income Taxes	$344	$376	$343	$275	$206	$1,200	$906
Non-GAAP Effective Tax Rate	18.3%	18.4%	15.7%	19.6%	19.4%	18.1%	18.4%

Non-GAAP Net Income
	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18	FY 2018	FY 2017
Non-GAAP Net Income	$281	$307	$289	$221	$166	$983	$739
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	269	273	276	275	278	276	281
Non-GAAP Income per Share, Diluted	$1.04	$1.12	$1.05	$0.80	$0.60	$3.56	$2.63

Select Balance Sheet Items
	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18
Deferred Revenue and Financed Unearned Services Revenue	$3,260	$3,363	$3,143	$3,059	$3,127
DSO (days)	38	58	46	39	37
DIO (days)	17	18	14	18	25
DPO (days)	76	90	71	67	53
CCC (days)	(20)	(14)	(12)	(10)	8
Inventory Turns	21	20	26	21	15

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days inventory outstanding (DIO) is defined as net inventories divided by cost of revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Cash conversion cycle (CCC) is defined as DSO plus DIO minus DPO.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q1 FY'19	Q4 FY'18	Q3 FY'18	Q2 FY'18	Q1 FY'18	FY 2018	FY 2017
Net Cash Provided by Operating Activities	$326	$494	$420	$314	$250	$1,478	$986
Purchases of Property and Equipment	$64	$48	$32	$29	$36	$145	$175
Free Cash Flow	$262	$446	$388	$285	$214	$1,333	$811
Free Cash Flow as a % of Net Revenues	17.8%	27.1%	25.2%	20.1%	16.2%	22.5%	14.8%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income (loss) per share amounts)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

NET INCOME (LOSS)	$283	$290	$(479)	$174	131	$116	$481
Adjustments:
Amortization of intangible assets	13	12	14	14	13	53	48
Stock-based compensation	40	36	38	39	48	161	195
Litigation settlements	—	—	5	—	—	5	—
Restructuring charges	19	—	—	—	—	—	52
Gain on sale of properties	—	—	(218)	—	—	(218)	(10)
Income tax effects	(40)	(31)	73	(6)	(26)	10	(27)
Income tax benefit of ASC 606 adoption	(34)	—	—	—	—	—	—
Tax reform	—	—	856	—	—	856	—
NON-GAAP NET INCOME	$281	$307	$289	$221	$166	$983	$739

COST OF REVENUES	$511	$615	$583	$515	$497	$2,210	$2,127
Adjustments:
Amortization of intangible assets	(9)	(9)	(10)	(9)	(8)	(36)	(29)
Stock-based compensation	(4)	(3)	(3)	(3)	(4)	(13)	(17)
NON-GAAP COST OF REVENUES	$498	$603	$570	$503	$485	$2,161	$2,081

COST OF PRODUCT REVENUES	$398	$496	$469	$397	$376	$1,738	$1,612
Adjustments:
Amortization of intangible assets	(9)	(9)	(10)	(9)	(8)	(36)	(29)
Stock-based compensation	(1)	(1)	—	(1)	(1)	(3)	(4)
NON-GAAP COST OF PRODUCT REVENUES	$388	$486	$459	$387	$367	$1,699	$1,579

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$106	$113	$108	$112	$114	$447	$487
Adjustment:
Stock-based compensation	(3)	(2)	(3)	(2)	(3)	(10)	(13)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$103	$111	$105	$110	$111	$437	$474

GROSS PROFIT	$963	$1,029	$956	$900	$824	$3,709	$3,364
Adjustments:
Amortization of intangible assets	9	9	10	9	8	36	29
Stock-based compensation	4	3	3	3	4	13	17
NON-GAAP GROSS PROFIT	$976	$1,041	$969	$912	$836	$3,758	$3,410

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income (loss) per share amounts)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

SALES AND MARKETING EXPENSES	$409	$443	$419	$421	$423	$1,706	$1,651
Adjustments:
Amortization of intangible assets	(4)	(3)	(4)	(5)	(5)	(17)	(19)
Stock-based compensation	(17)	(15)	(16)	(16)	(21)	(68)	(84)
NON-GAAP SALES AND MARKETING EXPENSES	$388	$425	$399	$400	$397	$1,621	$1,548

RESEARCH AND DEVELOPMENT EXPENSES	$208	$203	$193	$194	$193	$783	$779
Adjustment:
Stock-based compensation	(12)	(11)	(11)	(12)	(15)	(49)	(59)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$196	$192	$182	$182	$178	$734	$720

GENERAL AND ADMINISTRATIVE EXPENSES	$73	$71	$72	$69	$68	$280	$271
Adjustment:
Stock-based compensation	(7)	(7)	(8)	(8)	(8)	(31)	(35)
Litigation settlements	—	—	(5)	—	—	(5)	—
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$66	$64	$59	$61	$60	$244	$236

RESTRUCTURING CHARGES	$19	$—	$—	$—	$—	$—	$52
Adjustment:
Restructuring charges	(19)	—	—	—	—	—	(52)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—	$—	$—	$—	$—

GAIN ON SALE OF PROPERTIES	$—	$—	$(218)	$—	$—	$(218)	$(10)
Adjustment:
Gain on sale of properties	—	—	218	—	—	218	10
NON-GAAP GAIN ON SALE OF PROPERTIES	$—	$—	$—	$—	$—	$—	$—

OPERATING EXPENSES	$709	$717	$466	$684	$684	$2,551	$2,743
Adjustments:
Amortization of intangible assets	(4)	(3)	(4)	(5)	(5)	(17)	(19)
Stock-based compensation	(36)	(33)	(35)	(36)	(44)	(148)	(178)
Litigation settlements	—	—	(5)	—	—	(5)	—
Restructuring charges	(19)	—	—	—	—	—	(52)
Gain on sale of properties	—	—	218	—	—	218	10
NON-GAAP OPERATING EXPENSES	$650	$681	$640	$643	$635	$2,599	$2,504

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income (loss) per share amounts)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

INCOME FROM OPERATIONS	$254	$312	$490	$216	$140	$1,158	$621
Adjustments:
Amortization of intangible assets	13	12	14	14	13	53	48
Stock-based compensation	40	36	38	39	48	161	195
Litigation settlements	—	—	5	—	—	5	—
Restructuring charges	19	—	—	—	—	—	52
Gain on sale of properties	—	—	(218)	—	—	(218)	(10)
NON-GAAP INCOME FROM OPERATIONS	$326	$360	$329	$269	$201	$1,159	$906

INCOME BEFORE INCOME TAXES	$272	$328	$504	$222	$145	$1,199	$621
Adjustments:
Amortization of intangible assets	13	12	14	14	13	53	48
Stock-based compensation	40	36	38	39	48	161	195
Litigation settlements	—	—	5	—	—	5	—
Restructuring charges	19	—	—	—	—	—	52
Gain on sale of properties	—	—	(218)	—	—	(218)	(10)
NON-GAAP INCOME BEFORE INCOME TAXES	$344	$376	$343	$275	$206	$1,200	$906

PROVISION FOR INCOME TAXES	$(11)	$38	$983	$48	$14	$1,083	$140
Adjustments:
Income tax effects	40	31	(73)	6	26	(10)	27
Income tax benefit of ASC 606 adoption	34	—	—	—	—	—	—
Tax reform	—	—	(856)	—	—	(856)	—
NON-GAAP PROVISION FOR INCOME TAXES	$63	$69	$54	$54	$40	$217	$167

NET INCOME (LOSS) PER SHARE	$1.05	$1.06	$(1.79)	$0.63	$0.47	$0.42	$1.71
Adjustments:
Amortization of intangible assets	0.05	0.04	0.05	0.05	0.05	0.19	0.17
Stock-based compensation	0.15	0.13	0.14	0.14	0.17	0.58	0.69
Litigation settlements	—	—	0.02	—	—	0.02	—
Restructuring charges	0.07	—	—	—	—	—	0.19
Gain on sale of properties	—	—	(0.81)	—	—	(0.79)	(0.04)
Income tax effects	(0.15)	(0.11)	0.27	(0.02)	(0.09)	0.04	(0.10)
Income tax benefit of ASC 606 adoption	(0.13)	—	—	—	—	—	—
Tax reform	—	—	3.19	—	—	3.10	—
NON-GAAP NET INCOME PER SHARE	$1.04	$1.12	$1.05	$0.80	$0.60	$3.56	$2.63

In Q3'FY18, our GAAP net loss per share was calculated using basic shares of 268 million, as the impact of common stock equivalents would have been anti-dilutive. Additionally, each adjustment presented in the reconciliation was computed using basic shares. However, because we reported net income on a non-GAAP basis, non-GAAP net income per share was computed using diluted shares of 276 million. As a result of the difference in the number of shares, the summation of GAAP net loss per share and the adjustments does not equal non-GAAP net income per share.

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

Gross margin-GAAP	65.3%	62.6%	62.1%	63.6%	62.4%	62.7%	61.3%
Cost of revenues adjustments	0.9%	0.7%	0.8%	0.8%	0.9%	0.8%	0.8%
Gross margin-Non-GAAP	66.2%	63.3%	63.0%	64.5%	63.3%	63.5%	62.1%

GAAP cost of revenues	$511	$615	$583	$515	$497	$2,210	$2,127
Cost of revenues adjustments:
Amortization of intangible assets	(9)	(9)	(10)	(9)	(8)	(36)	(29)
Stock-based compensation	(4)	(3)	(3)	(3)	(4)	(13)	(17)
Non-GAAP cost of revenues	$498	$603	$570	$503	$485	$2,161	$2,081

Net revenues	$1,474	$1,644	$1,539	$1,415	$1,321	$5,919	$5,491

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

Product gross margin-GAAP	54.5%	51.7%	50.7%	51.5%	48.3%	50.7%	47.3%
Cost of product revenues adjustments	1.1%	1.0%	1.1%	1.2%	1.2%	1.1%	1.1%
Product gross margin-Non-GAAP	55.7%	52.7%	51.8%	52.7%	49.5%	51.8%	48.4%

GAAP cost of product revenues	$398	$496	$469	$397	$376	$1,738	$1,612
Cost of product revenues adjustments:
Amortization of intangible assets	(9)	(9)	(10)	(9)	(8)	(36)	(29)
Stock-based compensation	(1)	(1)	—	(1)	(1)	(3)	(4)
Non-GAAP cost of product revenues	$388	$486	$459	$387	$367	$1,699	$1,579

Product revenues	$875	$1,027	$952	$819	$727	$3,525	$3,060

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

Hardware maintenance and other services gross margin-GAAP	71.4%	70.5%	70.5%	69.9%	69.3%	70.0%	68.1%
Cost of hardware maintenance and other services revenues adjustment	0.8%	0.5%	0.8%	0.5%	0.8%	0.7%	0.9%
Hardware maintenance and other services gross margin-Non-GAAP	72.2%	71.0%	71.3%	70.4%	70.1%	70.7%	68.9%

GAAP cost of hardware maintenance and other services revenues	$106	$113	$108	$112	$114	$447	$487
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(3)	(2)	(3)	(2)	(3)	(10)	(13)
Non-GAAP cost of hardware maintenance and other services revenues	$103	$111	$105	$110	$111	$437	$474

Hardware maintenance and other services revenues	$370	$383	$366	$372	$371	$1,492	$1,526

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017

GAAP effective tax rate	(4.0)%	11.6%	195.0%	21.6%	9.7%	90.3%	22.5%
Adjustment:
Income tax effects	9.8%	6.8%	(9.5)%	(2.0)%	9.8%	(0.8)%	(4.1)%
Income tax benefit of ASC 606 adoption	12.5%	—%	—%	—%	—%	—%	—%
Tax reform	—%	—%	(169.8)%	—%	—%	(71.4)%	—%
Non-GAAP effective tax rate	18.3%	18.4%	15.7%	19.6%	19.4%	18.1%	18.4%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q1'FY19	Q4'FY18	Q3'FY18	Q2'FY18	Q1'FY18	FY2018	FY2017
Net cash provided by operating activities	$326	$494	$420	$314	$250	$1,478	$986
Purchases of property and equipment	(64)	(48)	(32)	(29)	(36)	(145)	(175)
Free cash flow	$262	$446	$388	$285	$214	$1,333	$811

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
SECOND QUARTER FISCAL 2019

Second Quarter
Fiscal 2019

Non-GAAP Guidance - Net Income Per Share	$0.94 - $1.00

Adjustments of Specific Items to Net Income
Per Share for the Second Quarter Fiscal 2019:
Amortization of intangible assets	(0.05)
Stock-based compensation expense	(0.14)
Income tax effects	0.04
Total Adjustments	(0.15)

GAAP Guidance - Net Income Per Share	$0.79 - $0.85

Press Contact:

Madge Miller

NetApp

1 408 419 5263

madge.miller@netapp.com

Investor Contact:

Kris Newton

NetApp

1 408 822 3312

kris.newton@netapp.com